HOUSTON PORTFOLIO UPDATE FEBRUARY 2015

DISCLAIMER Certain matters discussed in this presentation are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risk. These include, but are not limited to, risks related to the geographic concentration of our portfolio; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the financial condition of existing tenants; competition from other developers or investors; the loss of key personnel; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws. Unless otherwise noted, all information in this presentation is as of 12/31/14. 1

TROPHY OFFICE PORTFOLIO 2 Greenway Plaza Date Acquired September 2013 Gross Purchase Price $950MM / $218 PSF % of Replacement Cost 63% % Leased 91% (1) Based on management’s estimate of replacement cost at acquisition (2) As of 12/31/2014 (3) Pro-forma for the known move-out of Exxon (215K SF) Post Oak Central Date Acquired February 2013 Gross Purchase Price $233MM / $182 PSF % of Replacement Cost 55% % Leased 96% (1) (2)(3) (1) (2)

SIGNIFICANT VALUE CREATION TO DATE

Greenway Plaza

- Acquired Sept. 2013 at 63% of replacement cost[1]

Approximately 450K SF leasing to date at GWP

Increase in cash-basis on 2nd gen. net rent PSF of 62%[2]

- 2Q14: Gulf South Pipeline extends to April 2024
- 3-4Q14: Occidental expands by 91K SF
- 4Q14: Commenced 3GWP lobby renovation

1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14

Post Oak Central

- Acquired Feb. 2013 at 55% of replacement cost[1]

Approximately 300K SF leasing to date at POC

Increase in cash-basis on 2nd gen. net rent PSF of 41%[2]

- 3Q13: Secured non-recourse mortgage of $189MM
- 3Q14: Completed conference center and "Commons" amenity
- 3Q14: Apache expands by 27K SF adding a company café and fitness center
- 4Q14: Stewart Title extends to September 2019

(1) Based on management's estimate of replacement cost at acquisition

(2) Weighted average; excludes leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more; Represents increase in net rent at the end of term paid by the prior tenant compared to net rent at beginning of term paid by the current tenant. For early renewals, represents increase in net rent at the end of the term of the original lease compared to net rent at the beginning of the extended term of the lease

Cousins

3

WELL-CAPITALIZED CUSTOMER BASE As of 12/31/2014 and pro-forma for the known move-out of Exxon; % of portfolio based on RSF (1) Based on parent company corporate credit as reported by S&P and Moody’s (2) Fitch Insurer Financial Strength Rating of A- (3) Includes Colorado Tower SF 4 Ten Largest Customers Credit Ratings(1) Wtd. Avg. Lease Term RSF (000s) % of CUZ Houston Office Portfolio % of CUZ Office Portfolio Occidental Petroleum Corp. A / A2 12 961 17% 6% Apache Corp. A- / A3 4 524 9% 3% Invesco A / A2 9 391 7% 2% Transocean Ltd. BBB- / Baa3 2 269 5% 2% Stewart Title NR(2) 5 230 4% 1% Direct Energy A- / A3 3 228 4% 1% GDF Suez A / A1 5 135 2% 1% Gulf South Pipeline BBB- / Baa2 9 104 2% 1% Camden Property Trust BBB+ / Baa1 11 87 2% 1% W&T Offshore B / B2 8 82 1% 1% Total 7 3,011 53% 19% (3)

LIMITED NEAR-TERM EXPIRATIONS As of 12/31/2014 (1) Pro-forma for the known move-out of Exxon (214K SF) and excludes 41K SF leased to Cousins’ (2) Includes Colorado Tower square-footage 5 (2) % of CUZ Houston SF Expiring 3.5% 4.8% 14.0% 12.5% 10.1% 46.1% % of CUZ Office SF Expiring 1.2% 1.7% 4.9% 4.4% 3.6% 16.2% 198 269 789 702 571 2,594 - 500 1,000 1,500 2,000 2,500 3,000 2015 2016 2017 2018 2019 2020 & Thereafter RS F ( 00 0s) (1)

DETAILED 2015-2016 LEASE EXPIRATIONS 6 2015 Houston Expirations Total Expirations 197,996 % of CUZ Houston Office Portfolio 3.5% % of CUZ Total Office Portfolio 1.2% Expiring Cash Rent as % Below Market 11.4% Energy Companies SF Expiring 37,251 Energy Companies SF Expiring as a % of Total CUZ Houston Office Portfolio 0.7% 2016 Houston Expirations Total Expirations 268,871 % of CUZ Houston Office Portfolio 4.8% % of CUZ Total Office Portfolio 1.7% Expiring Cash Rent as % Below Market 13.4% Energy Companies SF Expiring 33,889 Energy Companies SF Expiring as a % of Total CUZ Houston Office Portfolio 0.6% • Largest expiration totals 25K SF • Only two customers greater than 20K SF expire in 2015 • Largest expiration totals 35K SF • Only one customer greater than 20K SF expires in 2016 (1) (1) Pro-forma for the known move-out of Exxon (214K SF) and excludes 41K SF of Cousins’ leased space (2) Market Rent and Energy Company’s classification represents management’s estimates (2) (2) (2) (2)